FIRST INTERNET BANCORP
2013 EQUITY INCENTIVE PLAN
MANAGEMENT INCENTIVE AWARD AGREEMENT
RESTRICTED STOCK UNITS

This Award Agreement ("Award Agreement"), dated as of _________ ___, 20___, is by and between First Internet Bancorp, an Indiana corporation (the "Company"), and the participant designated below ("Participant"). Unless otherwise defined herein, the terms defined in the First Internet Bancorp 2013 Equity Incentive Plan (the "Plan"), shall have the same defined meanings in this Award Agreement.

I.	NOTICE OF GRANT
The Company has granted the Participant an Award of Stock Units (designated as "Restricted Stock Units"), subject to the terms and conditions of the Plan and this Award Agreement. By executing this Award Agreement and delivering it to the Company, the Participant is accepting the terms and conditions of this Award.

Participant	[name]
Service Year	20__
Date of Grant	_________ ___, 20___
Number of Restricted Stock Units Granted	[number of units]
Earning of Restricted Stock Units	The Restricted Stock Units will be earned as of [date] if the performance conditions have been met for the Service Year.
Vesting Schedule

II.     TERMS AND CONDITIONS
1.Grant of Award. The Company hereby grants to the Participant the number of Restricted Stock Units set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which are incorporated herein by reference. Each Restricted Stock Unit is a bookkeeping entry that represents an unfunded, unsecured right to receive one Share, subject to the terms and conditions of the Plan and this Award Agreement.

2.Account for Restricted Stock Units, Cash Dividends, Share Dividends, and Stock Splits. The Company will establish a bookkeeping account (the "Account") in the Participant's name and will credit to the Account the number of Restricted Stock Units granted. The Company will also credit the Account with the value of cash dividends that would have been paid if each Restricted Stock Unit had been a Share on the dividend payment date. Cash dividends so credited will be converted to additional Restricted Stock Units Rights, based on the Fair Market Value of a Share on the dividend payment date. No fractional Restricted Stock Units will be credited, but the Company will accumulate the dollar value of any fractional interests in a non-interest-bearing subaccount until those accumulated amounts are large enough to be converted to whole Restricted Stock Units. Any stock dividends paid on or additional Shares issued with respect to the Award will be treated as an equivalent number of Restricted Stock Units subject to the same restrictions that apply to the Award.

3.Performance Conditions. The Restricted Stock Units will be earned if both of the following performance conditions have been satisfied: (a) the Company has achieved a positive net income for the Service Year (determined without taking into account any expenses attributable to raising capital); and (b) the Company has declared a dividend for the Service Year and the dividend equals or exceeds the dividend for the immediately preceding calendar year. If the performance conditions are not satisfied for the Service Year, the Restricted Stock Units will be forfeited and cancelled.

4.Vesting. Unless otherwise provided in this Award Agreement or in the Plan, the earned Restricted Stock Units shall become fully vested and nonforfeitable in three installments in accordance with the Vesting Schedule set forth in the Notice of Grant, but only if (a) the Participant is still employed on that date or has experienced, after the Date of Grant, death, disability, or separation from service after reaching age 65 and (b) if the Company has achieved positive net income for the previous calendar year, as shown on the Company's financial reports. If one of the vesting conditions for a vesting year is not satisfied, that portion of the Restricted Stock Units will be forfeited and cancelled.
5.Payment of Restricted Stock Units. When a portion of the Restricted Stock Units vests, the Participant will receive payment of that portion of the Restricted Stock Units as soon as reasonably practicable, and in any event within two and one-half months, following the applicable vesting date. Upon the payment date, the Participant will receive one Share for each Restricted Stock Unit in the Participant's Account and cash equal to the accumulated credits in the cash subaccount.

6.Voting. The Participant shall have no right to vote the Restricted Stock Units.

7.Withholding. In connection with the payment of the Restricted Stock Units, the Company shall have the right to require Participant to pay an amount in cash sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such payment ("Withholding Tax"), or by having the Company withhold Shares that would otherwise be deliverable with respect to the Award.

8.Change in Control. As provided in the Plan, upon the occurrence of a Change in Control, the Restricted Stock Units may vest prior to the time provided for under the Vesting Schedule set forth in the Notice of Grant and may be paid at a time other than the payment date described above.

9.Prohibition on Assignment. Except as otherwise provided in this Award Agreement or the Plan, the Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber the Restricted Stock Units, or any interest therein, until paid to the Participant in the form of shares of Company common stock, and any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Award Agreement or the Plan will be void and of no effect.

10.Tax Consequences. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER CONCERNING THE TAX CONSEQUENCES OF RECEIVING THE AWARD AND THE EARNING, VESTING, AND PAYMENT OF RESTRICTED STOCK UNITS UNDER THE PLAN AND THIS AGREEMENT.

11.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of Indiana.

12.Notices. All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in Indianapolis, Indiana, and if to the Participant or his or her successor, to the residence address last furnished by the Participant to the Company. Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Participant agrees to notify the Company upon any change in the Participant's residence address.

13.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD DOES NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

14.Plan Controlling. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock or Restricted Stock Units, as elected below, subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

The Company and the Participant have executed this Award Agreement as of the date first written above.

PARTICIPANT	FIRST INTERNET BANCORP
By:
Name:
Title: